                                                                   EXHIBIT 23.2

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.

                                          Arthur Andersen LLP

Rochester, New York,

 April 30, 1996